UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following pages have been updated on the ExxonMobil website.

Important additional information regarding proxy solicitation Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, https://corporate.exxonmobil.com/Investors/Investor-relations

Positioned to generate strong, industry-leading free cash flows Capital and operating expense reductions driving improved earnings power and cash generation. CAPEX OPEX How to Vote Vote online Vote by phone Vote by mail Learn how Top of Form Sign up for email alerts to stay informed Sign up Bottom of Form ExxonMobil-operated emissions, reductions and avoidance performance data are based on a combination of measured and estimated data using best available information. Calculations are based on industry standards and best practices, including guidance from the American Petroleum Institute (API) and IPIECA. The uncertainty associated with the emissions, reductions and avoidance performance data depends on variation in the processes and operations, the availability of sufficient data, the quality of those data and methodology used for measurement and estimation. Changes to the performance data may be reported as updated data and/or emission methodologies become available. ExxonMobil works with industry, including API and IPIECA, to improve emission factors and methodologies. Emissions, reductions and avoidance estimates from non-ExxonMobil operated facilities are included in the equity data and similarly may be updated as changes to the performance data are reported. The data includes XTO Energy performance beginning in 2011. Important Additional Information Regarding Proxy Solicitation copyright 2021 Exxon Mobil Corporation. All rights reserved.

Creating long-term value in a lower-carbon future ExxonMobil’s board of directors and leadership team are executing on a thoughtful strategy to drive long-term value for our shareholders, sustain our strong dividend and meet the dual challenge of supplying the world’s future energy needs while addressing the risks of climate change. ExxonMobil has the technology, functional excellence, operational discipline and people to succeed. Vote the BLUE proxy card ExxonMobil’s board urges shareholders to vote FOR its 12 director nominees at the 2021 Annual Meeting of Shareholders on May 26. “We are committed to operating in a responsible and sustainable manner and providing the energy that is essential to improving lives around the world, while managing the risks of climate change.” Darren Woods Chairman and CEO Latest news and materials 2021 Definitive Proxy Statement ExxonMobil files definitive proxy and shareholder letter urging support for directors ExxonMobil Shareholder Letter - March 16, 2021 2021 ExxonMobil Investor Day

Delivering lower emissions Supporting the goals of the Paris agreement 6% reduction in absolute emissions since the start of the agreement1 Engaging climate related policy Including a carbon tax #2 all-time buyer of wind/solar power among oil & gas; top 5% across call corporates3 >$3B through 2025 to research, develop and commercialize low-emission technology - CCS/hydrogen, biofuels, cogeneration and efficiency 1.3 MTA Hydrogen produced and developing technology to produce low-carbon H2 with CCS at scale 40% of all CO2 captured the global CCS leader4 equivalent to planting 2 billion trees The 2025 plan5 15-20% reduction in greenhouse gas intensity of our upstream operations Supported by 40-50% reduction in methane intensity 35-45% reduction in flaring intensity expected to deliver -30% reduction in absolute greenhouse gas emissions in our upstreams business 40-50% reduction in absolute flaring and methane emissions ExxonMobil GHG emissions, absolute (Operated CO2-equivalent Scope 1&2) from 2016 to 2019. Represents currently identified future investment opportunities, consistent with past practice, results and announced plans. All time, based on total wind and solar power purchase agreements signed from BloombergNEF download on Feb 22, 2021. Global CCS Institute 2020 report and ExxonMobil analysis of 2020 facility data. Tree statistic calculated with US EPA GHG equivalency calculator. ExxonMobil’s emission reduction plans are compared to 2016 levels and cover Scope 1 and Scope 2 emissions from assets operated by the Company.

Positioned to generate strong, industry-leading free cash flows Capital and operating expense reductions driving improved earnings power and cash generation. CAPEX Exceeded 2020 commitments to reduce capital and cash operating expenses. Full-year 2020 capital spending of $21.4 billion was nearly $12 billion, or 35 percent, lower than the initial $33 billion plan, and $2 billion below the revised $23 billion plan. We expect 2021 cash flow to cover capex while maintaining the dividend and a strong balance sheet, assuming Brent prices of $50 per barrel and lowest annual Downstream and Chemical margins during 2010-2019. Capex can be further reduced to enable dividend coverage and maintenance of balance sheet strength at Brent prices of approximately $45 per barrel. Near-term investment priorities include developments in Guyana and the U.S. Permian Basin, active exploration in Brazil and high-value Chemicals performance products. OPEX Achieving structural cost reductions and driving operational efficiencies. In 2020, we reduced annual cash operating expenses by $8 billion, or 15 percent lower than 2019, of which $3 billion are structural reductions. We expect to generate additional annual structural operating expense reductions of $3 billion by 2023, resulting in total annual structural reductions of $6 billion versus 2019. How to Vote Vote online Vote by phone Vote by mail Learn how Top of Form Sign up for email alerts to stay informed Sign up Bottom of Form ExxonMobil-operated emissions, reductions and avoidance performance data are based on a combination of measured and estimated data using best available information. Calculations are based on industry standards and best practices, including guidance from the American Petroleum Institute (API) and IPIECA. The uncertainty associated with the emissions, reductions and avoidance performance data depends on variation in the processes and operations, the availability of sufficient data, the quality of those data and methodology used for measurement and estimation. Changes to the performance data may be reported as updated data and/or emission methodologies become available. ExxonMobil works with industry, including API and IPIECA, to improve emission factors and methodologies. Emissions, reductions and avoidance estimates from non-ExxonMobil operated facilities are included in the equity data and similarly may be updated as changes to the performance data are reported. The data includes XTO Energy performance beginning in 2011.

How to vote Your vote is extremely important. We recommend you vote by proxy using the BLUE proxy card. The Board recommends that you DISREGARD the white proxy card. If your shares are held in your name, you can vote the proxy in one of three convenient ways: Vote online Visit www.proxyvote.com and follow the instructions. You will need your BLUE proxy card or Notice in hand. Vote by phone Call toll-free 1-800-690-6903 and follow the instructions. You will need your BLUE proxy card or Notice in hand. Vote by mail Complete, sign, date, and return your BLUE proxy card in the provided envelope. Beneficial Shareholders ForBeneficial Shareholders who hold their shares through an intermediary, such as a brokerage firm or bank, the control number can be found on the Notice of Internet Availability (Notice), BLUE voting instruction form, or other instructions you receive from your bank, brokerage firm, or other intermediary. Questions? If you have questions or need assistance voting your shares, please contact our proxy solicitors: MacKenzie Parnters, Inc. 1407 Broadway, 27th Floor New York, NY 10018 (800) 322-2885 or (212) 929-5500 XOMproxy@mackenziepartners.com D.F. King An AST Company 48 Wall Street, 22nd Floor New York, NY 10005 (800) 859-8509 or (212) 269-5550

XOMproxy@dfking.com Top of Form Sign up for email alerts to stay informed Sign up Bottom of Form Important Additional Information Regarding Proxy Solicitation copyright 2021 Exxon Mobil Corporation. All rights reserved.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.